Exhibit 10.20
FIRST AMENDMENT
TO
REAL ESTATE SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT (“Amendment”) is made as of November 30, 2018 by and between REGENCY REALTY GROUP, INC., a Florida corporation (“Seller”), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Buyer”).

WITNESSETH:
A.Seller, as Seller, and Buyer, as Buyer, are parties to a certain Real Estate Sale Agreement dated October 30, 2018 as amended by e-mail amendment dated November 29, 2018 (collectively, the “Agreement”) with respect to the shopping center commonly known as Ashburn Farm Market Center located in Ashburn, Virginia as more particularly described in the Agreement.

B.Seller and Buyer desire to amend the Agreement as more particularly set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and in said Purchase Agreement, Seller and Buyer agree as follows:

1.Capitalized terms used herein but not defined shall have the meanings when used herein given to such terms in the Agreement.

2.Section 2.1 of the Agreement is hereby amended by deleting therefrom reference to “THIRTY ONE MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($31,100,000.00)” and by substituting reference to “THIRTY MILLION EIGHT HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($30,850,000.00)” in lieu thereof.

3.This Amendment shall be deemed timely delivery by Buyer of notice under Section 3.2 of the Agreement that Buyer has elected to go forward with the transaction contemplated by the Agreement to Closing.

4.It is acknowledged that by letter dated November 29, 2018, Buyer made title objections to certain matters with respect to the Property to Seller. Buyer’s objections included a reservation of rights as to certain missing title exception documents noted in the Title Insurance Commitment, which missing documents Buyer is tracking down. It is acknowledged that, under Section 7 of the Agreement, notwithstanding Section 3 above, Buyer retains its right to terminate the Agreement within 5 days after receipt of Seller’s responses to such title objections.

5.As amended hereby, the Agreement is hereby restated and republished in its entirety and the same shall be deemed to be in full force and effect. This Amendment may be executed in any number of counterpart originals, each of which, when taken together, shall be deemed to be one and the same instrument. Executed copies of this Amendment may be delivered between the parties via e-mail.

IN WITNESS WHEREOF, the parties have executed this Amendment.

SELLER:

REGENCY REALTY GROUP, INC.,
a Florida corporation

By:    /s/ Barry E. Argalas
Name:    Barry E. Argalas
Title:    Senior Vice President

BUYER:

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By: PHILLIPS EDISON GROCERY CENTER OPERATING
         PARTNERSHIP I L.P.,
         a Delaware limited partnership,
         Sole Member

         By: PHILLIPS EDISON GROCERY CENTER OP GP I LLC
                a Delaware limited liability company,
     General Partner

                By: /s/ Robert F. Myers
                Name: Robert F. Myers
                Its: Vice President

CONSENT AND JOINDER

“RCLP”

REGENCY CENTERS, L.P.,
a Delaware limited partnership

By:    Regency Centers Corporation
Its:    General Partner

By:    /s/ Barry E. Argalas
Name:    Barry E. Argalas
Title:    Senior Vice President